Exhibit 3.2

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
RBC BEARINGS INCORPORATED

* * * * *

Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware

* * * * *

Daniel A. Bergeron, being the Chief Financial Officer of RBC Bearings Incorporated, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.                                       That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended by (A) deleting the section entitled “Authorized Shares” in Article Four in its entirety and substituting in lieu thereof a new section entitled “Authorized Shares” to read as set forth on Exhibit A attached hereto.

2.                                       That the Board of Directors of the Corporation approved the foregoing amendment at a telephonic meeting duly called on August 2, 2005 pursuant to the provisions of Section 141(i) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

3.                                       That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 8th day of August, 2005.

RBC BEARINGS INCORPORATED

/s/ Daniel A. Bergeron
Daniel A. Bergeron, Chief Financial Officer

Exhibit A

Amended Section entitled “Authorized Common Stock” in Article Four of the

Amended and Restated Certificate of Incorporation

of RBC Bearings Incorporated

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A.    AUTHORIZED CAPITAL STOCK

Authorized Capital Stock.  The Corporation is authorized to issue five classes of capital stock to be designated, respectively, “Common Stock,” “Class A Preferred Stock,” “Class B Preferred Stock,” “Class C Preferred Stock” and “Class D Preferred Stock,” each of which shall have a par value of $0.01 per share.  The total number of shares of capital stock which the Corporation is authorized to issue is 23,895,500 shares, of which: (i) 22,500,000 shares shall be designated as Common Stock, of which (a) 20,000,000 shares shall be designated Class A Common Stock (the “Class A Common Stock”) and (b) 2,500,000 shares shall be designated Class B Common Stock (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); (ii) 15,500 shares hall be designated as Class A Preferred Stock; (iii) 240,000 shares shall be designated as Class B Convertible Participating Preferred Stock (the “Class B Preferred Stock” and each share thereof a “Class B Share”); (iv) 900,000 shares shall be designated as Class C Redeemable Preferred Stock (the “Class C Preferred Stock” and together with the Class A Preferred Stock and Class B Preferred Stock, the “Dividend Preferred Stock”); and (v) 240,000 shares shall be designated as Class D Preferred Stock (the “Class D Preferred Stock” and together with the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock, the “Preferred Stock”).  The Corporation shall have the authority to issue fractional shares.

                In accordance with the provisions of § 242(b)(2) of the General Corporation Law of the State of Delaware, the number of authorized shares of any class or series of stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the class or series vote requirements set forth in § 242(b)(2) of the General Corporation Law of the State of Delaware (but, in the case of any decrease, not below the number of outstanding shares of any such class or classes or series, as the case may be).

                Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), each share of each class of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time, if any, shall, automatically and without any action on the part of the respective holders thereof, be split and converted into 2.5 shares of such class of Common Stock and any stock certificate that, immediately prior to the Effective Time, represented one share of such class of Common Stock shall, from and after the Effective Time, represent 2.5 shares of such class of Common Stock.

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